Exhibit 10.4

PARENT COMPANY SUPPORT AGREEMENT

made by

EUROPEAN WAX CENTER, INC.

in favor of

CITIBANK, N.A.,
as Trustee

Dated as of April 6, 2022

DOCPROPERTY DOCXDOCID DMS=InterwovenIManage Format=<<NUM>>_<<VER>> PRESERVELOCATION \* MERGEFORMAT 120160767_7

TABLE OF CONTENTS

Page

Section 1 DEFINED TERMS		2
1.1	Definitions	2
Section 2 PERFORMANCE OBLIGATIONS		3
2.1	Contribution Agreements	3
2.2	Management Agreement	3
2.3	Holdco's Liability	3
2.4	Commingling of Assets.	3
Section 3 REPRESENTATIONS AND WARRANTIES		4
3.1	Organization and Good Standing	4
3.2	Due Qualification	4
3.3	Due Authorization; Conflicts	4
3.4	Enforceability	4
Section 4 LIMITATION ON INDEBTEDNESS		5
4.1	Limitation on Indebtedness	5
Section 5 MISCELLANEOUS		5
5.1	Nonpetition Covenant	5
5.2	Amendments; Waivers	6
5.3	Notices, Etc.	6
5.4	Entire Agreement	6
5.5	Governing Law	7
5.6	Successors	7
5.7	Third-Party Beneficiary	7
5.8	Severability	7
5.9	Counterpart Originals	7
5.10	Table of Contents, Headings, etc	8
5.11	Waiver of Jury Trial	8
5.12	Submission to Jurisdiction; Waivers	8
5.13	Termination	9

i

PARENT COMPANY SUPPORT AGREEMENT

PARENT COMPANY SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of April 6, 2022, made by EUROPEAN WAX CENTER, INC., a Delaware corporation (“Holdco”), in favor of CITIBANK, N.A., a national banking association (“Citibank”), as trustee under the Indenture referred to below (in such capacity, together with its successors, the “Trustee”) for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, EWC Master Issuer LLC, a Delaware limited liability company (the “Master Issuer”), and Citibank, as Trustee and securities intermediary, have entered into the Base Indenture, dated as of the date of this Agreement (as amended, modified or supplemented from time to time, exclusive of any Series Supplements, the “Base Indenture” and, together with all Series Supplements, the “Indenture”), providing for the issuance from time to time of one or more Series of Notes thereunder;

WHEREAS, on the date hereof, certain Subsidiaries of Holdco have entered into the Contribution Agreements and the Distribution Agreements, pursuant to which certain assets are being transferred by such Subsidiaries, through a series of contributions and distributions, to the Master Issuer and/or the other Securitization Entities;

WHEREAS, the Master Issuer, the other Securitization Entities party thereto, EWC Ventures, LLC (the “Manager”) and the Trustee have entered into the Management Agreement (as amended, supplemented or otherwise modified from time to time, the “Management Agreement”) dated as of the date hereof;

WHEREAS, the Manager is a wholly-owned subsidiary of Holdco;

WHEREAS, EW Super Holdco, LLC is a wholly-owned subsidiary of the Manager;

WHEREAS, EW Intermediate Holdco, LLC is a wholly-owned subsidiary of EW Super Holdco, LLC;

WHEREAS, EW Holdco, LLC is a wholly-owned subsidiary of EW Intermediate Holdco, LLC;

WHEREAS, Holdco has and will derive substantial direct and indirect benefit from the transfer of assets to the Master Issuer and the other Securitization Entities under the Contribution Agreements and the Distribution Agreements; and

WHEREAS, Holdco will derive substantial direct and indirect benefit from the services provided by the Manager under the Management Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Holdco agrees with the Trustee, for the benefit of the Secured Parties, as follows:

Section 1

DEFINED TERMS

1.1 Definitions.

(a) For all purposes of this Agreement, except as set forth in Section 1.1(b) below, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in Annex A to the Base Indenture.

(b) The following terms shall have the following meanings:

“Contribution Agreements” means the Contribution Agreements listed on Schedule 1.

“Distribution Agreements” means the Distribution Agreements listed on Schedule 1.

“Electronic Transmission” has the meaning set forth in Section 5.9 hereof.

“Holdco Consolidated Entities” means, collectively, Holdco and its consolidated Subsidiaries.

“Incur”, “Incurrence” and derivatives thereof, means to, directly or indirectly, create, incur, assume, guarantee, pledge assets to secure or become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of, any obligation. For the avoidance of doubt, any arrangement that permits future advances, borrowings, drawings or other Incurrences will be treated as being fully utilized as of any date that the permissibility or level of Incurrences is being determined, and will be deemed to be Incurred for all purposes on the date such arrangement is entered into.

“Specified Non-Securitization Debt” means Indebtedness for borrowed money that may be incurred by Holdco or any other Non-Securitization Entity.

“Specified Non-Securitization Debt Cap” means the greater of (x) $25,000,000 and (y) thirty-three percent (33%) of the sum of the Covenant Adjusted EBITDA of the Non-Securitization Entities and the Securitization Entities for the four (4) preceding Quarterly Fiscal Periods most recently ended as of such date.

“Transferor” means (i) the party identified as the “Transferor” in any Contribution Agreement and (ii) the party identified as “Assignor” in any Distribution Agreement.

Section 2

PERFORMANCE OBLIGATIONS

2.1 Contribution Agreements.

Holdco hereby agrees to cause each Transferor to perform each of the obligations, including any indemnity obligations, and the duties of such Transferor under each Contribution Agreement and each Distribution Agreement to which such Transferor is a party, in each case as and when due; provided, however, to the extent that such Transferor has not performed any such obligation or duty within thirty (30) days after such obligation or duty was required to be performed, Holdco hereby agrees to either (a) perform such obligation or duty or (b) cause any other Person (other than such Transferor) to perform such obligation or duty on Holdco's behalf.

2.2 Management Agreement.

Holdco hereby agrees to cause the Manager to perform each of the obligations, including any indemnity obligations, and the duties of the Manager under the Management Agreement, in each case as and when due; provided, however, to the extent that the Manager has not performed any such obligation or duty within thirty (30) days after such obligation or duty was required to be performed (or such longer cure period, as is provided in the Management Agreement), Holdco hereby agrees to either (a) perform such obligation or duty or (b) cause any other Person (other than the Manager) to perform such obligation or duty on Holdco's behalf.

2.3 Holdco's Liability.

Holdco's liability hereunder shall be absolute and irrevocable and, without limiting the foregoing, shall not be released, discharged or otherwise affected by any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, arrangement or other similar proceeding relating to any Transferor or the Manager or to any of their properties or assets, or any resulting release or discharge of any obligation of any Transferor or the Manager or any other circumstances that constitute or might be construed to constitute a legal or equitable discharge of or defense to the obligations of Holdco hereunder. For the avoidance of doubt, the performance obligations of Holdco set forth in this Section 2 do not in any way obligate Holdco to perform the obligations and duties of any other party under any other Related Document, including the obligations and duties of the Master Issuer under the Indenture or to pay any amounts owed by any Transferor or the Manager other than amounts due in respect of indemnity obligations as expressly provided in the Contribution Agreements, Distribution Agreements or the Management Agreement, as the case may be.

2.4 Commingling of Assets.

Holdco hereby agrees that except as contemplated by the Related Documents, it shall not commingle its assets with those of any Securitization Entity.

Section 3

REPRESENTATIONS AND WARRANTIES

Holdco hereby represents and warrants, for the benefit of the Trustee and the Secured Parties, as follows as of the Closing Date:

3.1 Organization and Good Standing

Holdco is a corporation duly formed and organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement.

3.2 Due Qualification.

Holdco is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the ownership or lease of property or the conduct of its business requires such qualifications, licenses and approvals, except where the failure to be so qualified or to obtain such licenses or approvals would not have a Material Adverse Effect.

3.3 Due Authorization; Conflicts.

The execution, delivery and performance by Holdco of this Agreement are within Holdco's power and authority, have been duly authorized and do not contravene (i) the Holdco Charter Documents, (ii) any applicable law, order, rule or regulation applicable to Holdco of any court or of any federal, state or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Holdco or its properties (including any Requirements of Law regarding licensing and consumer protection) or (iii) any contractual restriction binding on or affecting Holdco, in the case of clause (ii) or (iii) above, the violation of which would have a Material Adverse Effect.

3.4 Enforceability.

This Agreement is the legal, valid and binding obligation of Holdco enforceable against Holdco in accordance with its terms, except as such enforceability may be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity (whether such enforcement is considered in a proceeding in equity or at law).

Section 4

LIMITATION ON INDEBTEDNESS

4.1 Limitation on Indebtedness.

For so long as the Indenture has not been terminated in accordance with its terms, the Non-Securitization Entities shall not Incur any Specified Non-Securitization Debt if, after giving effect to such incurrence (and any repayment of Specified Non-Securitization Debt on such date), such incurrence would cause the aggregate outstanding principal amount of the Specified Non-Securitization Debt of the Non-Securitization Entities as of such date to exceed the Specified Non-Securitization Debt Cap; provided that the Specified Non-Securitization Debt Cap will not be applicable to any issuance or incurrence of any Specified Non-Securitization Debt (i) issued or incurred to refinance or repay the Notes in whole, (ii) in excess of the Specified Non-Securitization Debt Cap if (a) the applicable creditors (excluding (x) any creditor with respect to an aggregate amount of outstanding Indebtedness less than $100,000 and (y) any Indebtedness incurred by any Person prior to such Person becoming a Non-Securitization Entity) under and with respect to such Indebtedness have executed a non-disturbance agreement with the Trustee, as directed by the Manager and in a form reasonably satisfactory to the Trustee, that acknowledges the terms of the Securitization Transaction including the bankruptcy remote status of the Securitization Entities and their respective assets, and (b) after giving pro forma effect to the incurrence of such Indebtedness (and any repayment of existing Indebtedness and any related acquisition or other transaction occurring prior to or substantially concurrently with the incurrence of such Indebtedness), the Holdco Leverage Ratio (as calculated without regard to any Indebtedness that is subject to the Specified Non-Securitization Debt Cap) is less than or equal to 7.00x (provided, for the avoidance of doubt, that any Notes defeased, satisfied or discharged in accordance with the terms of the Indenture shall not be included in the calculation of the Holdco Leverage Ratio under this clause (b)), (iii) that is considered Indebtedness due solely to a change in accounting rules that takes effect subsequent to the Closing Date but that was not (or, if such obligations were not outstanding at the time of such change in accounting rules, would not have been) considered Indebtedness prior to such date, (iv) in respect of any obligation of any Non-Securitization Entity to reimburse the Master Issuer for any draws under one or more letters of credit or (v) with respect to any Cash Collateralized Letters of Credit.

Section 5

MISCELLANEOUS

5.1 Nonpetition Covenant.

Holdco shall not, prior to the date that is one year and one day after the payment in full of the latest maturing Note, institute against, or join with any other Person in instituting, against any Securitization Entity, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law.

5.2 Amendments; Waivers.

Any provision of this Agreement may be amended or waived from time to time with the consent of the Control Party (acting at the direction of the Controlling Class Representative), only if such amendment or waiver is executed by the parties hereto in writing.

5.3 Notices, Etc.

Any notice or communication provided for hereunder shall be in writing and delivered in person, delivered by email or facsimile, or mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to such other party's address:

If to Holdco:

European Wax Center, Inc.
5830 Granite Parkway, 3rd Floor

Plano, Texas 75024

Attention: Gavin O’Connor

Email: gavin.oconnor@myewc.com

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention: Patricia C. Lynch

Facsimile: 617-235-9384

Email: patricia.lynch@ropesgray.com

If to the Trustee:

Citibank, N.A.
388 Greenwich Street
New York, NY 10013
Attention: Agency & Trust – EWC Master Issuer LLC
Email: Anthony.bausa@citi.com or contact Citibank, N.A.’s customer service desk at (888) 855-9695

5.4 Entire Agreement.

This Agreement and the other Related Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

5.5 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.6 Successors.

All agreements of Holdco in this Agreement and each other Related Document to which it is a party shall bind its successors and assigns; provided, however, Holdco may not assign its obligations or rights under this Agreement or any Related Document, except with the written consent of the Control Party (acting at the direction of the Controlling Class Representative).

5.7 Third-Party Beneficiary.

Each of the Control Party and the Controlling Class Representative is an express third-party beneficiary of this Agreement.

5.8 Severability.

In case any provision in this Agreement or any other Related Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.9 Counterpart Originals; Electronic Signatures.

The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. For purposes of this Agreement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. The words “executed,” “execution,” “sign,” “signed,”

“signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif”, “tiff”, “jpeg” or “jpg”) and other electronic signatures (including, without limitation, Orbit, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties (except to the extent such action results from gross negligence, willful misconduct or fraud by the Trustee). Any requirement in this Agreement that is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission. Notwithstanding anything to the contrary in this Agreement, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

5.10 Table of Contents, Headings, etc.

The Table of Contents and headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

5.11 Waiver of Jury Trial.

EACH OF HOLDCO AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR

RELATING TO THIS AGREEMENT, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

5.12 Submission to Jurisdiction; Waivers.

Each of Holdco and the Trustee hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdco or the Trustee, as the case may be, at its address set forth in Section 5.3 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.12 any special, exemplary, punitive or consequential damages.

5.13 Termination.

This Agreement shall terminate upon the satisfaction and discharge of the Indenture in accordance with its terms; provided that the provisions of Section 5.1 shall survive such termination.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of Holdco and the Trustee has caused this Agreement to be duly executed and delivered by its duly Authorized Officer as of the date first above written.

EUROPEAN WAX CENTER, INC.

By: /s/ Gavin O’Connor
Name: Gavin O’Connor
Title: Chief Legal Officer

[EWC 2022-1 - Parent Company Support Agreement]

AGREED AND ACCEPTED:

CITIBANK, N.A., not in its individual capacity, but solely as Trustee

By: /s/ Anthony Bausa
Name: Anthony Bausa
Title: Senior Trust Officer

[EWC 2022-1 - Parent Company Support Agreement]

Schedule 1

List of Contribution and Distribution Agreements

1. EWC P&T, LLC – EWC Franchisor LLC Contribution Agreement, dated as of April 6, 2022, between EWC P&T, LLC and EWC Franchisor LLC.

2. Distribution Agreement, dated as of April 6, 2022, between EWC P&T, LLC and EW Holdco, LLC.

3. EW Holdco, LLC – EWC Holding Guarantor LLC Equity Interests Contribution Agreement, dated as of April 6, 2022, between EW Holdco, LLC and EW Holding Guarantor LLC.

4. EWC Holding Guarantor LLC – EWC Master Issuer LLC Equity Interests Contribution Agreement, dated as of April 6, 2022, between EWC Holding Guarantor LLC and EWC Master Issuer LLC.

5. Distribution Agreement, dated as of April 6, 2022, between EWC Franchise, LLC and EW Holdco, LLC.

6. Distribution Agreement, dated as of April 6, 2022, between EWC Franchise Distribution, LLC and EW Holdco, LLC.

7. EW Holdco, LLC – EWC Holding Guarantor LLC Contribution Agreement, dated as of April 6, 2022, between EW Holdco, LLC and EWC Holding Guarantor LLC.

8. EWC Holding Guarantor LLC – EWC Master Issuer LLC Contribution Agreement, dated as of April 6, 2022, between EWC Holding Guarantor LLC and EWC Master Issuer LLC.

9. EWC Master Issuer LLC – EWC Franchisor LLC Contribution Agreement, dated as of April 6, 2022, between EWC Master Issuer LLC and EWC Franchisor LLC.

10. EWC Master Issuer LLC – EWC Distributor LLC Contribution Agreement, dated as of April 6, 2022, between EWC Master Issuer LLC and EWC Distributor LLC.